UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 785-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this report and elsewhere by management from time to time, the words “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “may”, “seek”, “will”, and similar expressions are intended to identify forward-looking statements with respect to our financial condition, results of operations and our business including our planned and possible expansion plans, legal proceedings and employee matters. Certain important factors, including but not limited to, competition from other gaming operations, factors affecting our ability to complete acquisitions and dispositions of gaming properties, leverage, construction risks, the inherent uncertainty and costs associated with litigation and governmental and regulatory investigations, and licensing and other regulatory risks, could cause our actual results to differ materially from those expressed in or implied by our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business including, without limitation, the expansion, development and acquisition projects, legal proceedings and employee matters are included in “Item 1A—Risk Factors” of BH/RE’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01  Entry Into a Material Definitive Agreement

On July 17, 2007, OpBiz and PH Fee Owner (collectively the “Borrower”) entered into an Amendment (the “Amendment”) to their existing Loan Agreement  (the “Loan Agreement”) with Column Financial, Inc.  The Loan Agreement provided for an initial loan amount of $760 million with future funding (the “Future Funding”) in the amount of up to $60 million. The Loan is secured by a deed of trust on the PH Resort, a deed of trust on the Timeshare Parcel, and a pledge by MezzCo of its ownership interest in OpBiz.  The Amendment provides for the immediate funding of the balance of Future Funding that was available under the Loan Agreement to a reserve account to be drawn by Borrower in accordance with the terms of the Loan Agreement and establishes an additional future funding facility in the amount of up to $40 million (“Future Funding Tranche B”).

Interest on Future Funding Tranche B is payable monthly and accrues at a rate of LIBOR plus 7.50% with a 1.50% ticking fee on available but un-advanced funds. Future Funding Tranche B has the same terms as the Loan Agreement for maturity and extension.  The Amendment permits Borrower to repay amounts advanced under Future Funding Tranche B with funds from certain reserves established under the original Loan Agreement.  The Amendment is subject to administrative approval by the Nevada gaming authorities.

In addition, in connection with the Amendment, MezzCo, EquityCo and the mezzanine investors (the “Mezzanine Investors”) named in the Investor Rights Agreement (as hereinafter defined) entered into an amendment to the Amended and Restated Investor Rights Agreement (“Investor Rights Agreement”) and agreed to further amend and restate, and reissue, the warrants (“A&R Warrants”) issued to the investors named in the Securities Purchase Agreement (the “Securities Purchase Agreement”), among MezzCo and the Mezzanine Investors, pursuant to which MezzCo issued warrants for the purchase (subject to certain adjustments as provided for therein) of membership interests of MezzCo, representing 17.5% of its fully diluted equity.   The A&R Warrants will remain exercisable at any time, subject to the approval of the Nevada gaming authorities, at a purchase price of $0.01 per unit. Subject to the approval of the Nevada gaming authorities, the warrants may be exercised to purchase either voting or non-voting membership interests of MezzCo or a combination thereof through the expiration date of December 9, 2012. The Investor Rights Agreement and the A&R Warrants were amended to permit Borrower to incur the additional Future Funding Tranche B debt, but provide that  the number of units representing MezzCo membership interests issuable upon exercise of the A&R Warrants may be increased from time to time upon the occurrence of certain events in connection with the use of Tranche B Future Funding as described in the Investor Rights Agreement.

The foregoing descriptions of the various agreements described above do not purport to be complete and are qualified in their entirety by reference to the agreements, which are filed herewith as Exhibits, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1     Omnibus Amendment of Loan Documents, dated July 17, 2007, by and between OpBiz, PH Fee Owner and Column Financial, Inc.

10.2  First Amendment to Amended and Restated Investor Rights Agreement, dated July 17, 2007, by and among MezzCo, EquityCo and the Mezzanine Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

July 24, 2007	By:	/s/ Donna Lehmann
Donna Lehmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Amendment to Loan Documents, dated July 17, 2007, by and between OpBiz, PH Fee Owner and Column Financial, Inc.

10.2	First Amendment to Amended and Restated Investor Rights Agreement, dated July 17, 2007, by and among MezzCo, EquityCo and the Mezzanine Investors.